SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of incorporation or organization)

1-7323	31-0523213
(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Item 5. Other Events.

See the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE July 26, 2004

	BY	/s/ DONALD H. WALKER
Donald H. Walker
Vice President - Finance and Principal Financial Officer

Company Contact:

Craig F. Maier	Bill Roberts, CTC
President and CEO	(937) 434-2700
Frisch’s Restaurants, Inc.	Wayne Buckhout, CTC
(513) 559-5118	(937) 434-2700

Frisch’s adds 21 Golden Corral Restaurants to Development Plans

To enter Western Pennsylvania, Southern Michigan and Columbus markets

FOR IMMEDIATE RELEASE

Cincinnati, OH—July 26, 2004, Frisch’s Restaurants, Inc. (Amex: FRS) and Golden Corral Franchising Systems, Inc. announced today that they have signed an area development agreement under which Frisch’s will open and operate 21 Golden Corral Restaurants in the Western Pennsylvania, Southern Michigan and Columbus, Ohio markets by 2011. This brings to 62 the number of Golden Corral restaurants that Frisch’s has agreed to own and operate.

Frisch’s Restaurants is Golden Corral’s largest franchisee, and currently operates 26 Golden Corral restaurants in the Cincinnati, Louisville, Dayton, Cleveland and Toledo markets with plans to open an additional 15 restaurants in those markets.

Craig F. Maier, President and Chief Executive Officer of Frisch’s, said, “Our board of directors approved the additional expansion plan based on the success of our current Golden Corral restaurants and the potential for grill-buffet restaurants in the markets we are adding.

“We will maintain our growth plan to open five new Golden Corral restaurants a year for the foreseeable future, underscoring the success of our long-term strategy of making Golden Corral restaurants a major growth vehicle for our Company,” Maier added.

Ted Fowler, President and CEO of Golden Corral Corporation said, “Frisch’s Restaurants opened their first Golden Corral restaurant in Cincinnati in 1999 and have averaged five openings per year since then. Only a company with their management strength and operational excellence could perform consistently at such a high level.”

Golden Corral Corporation is a private company headquartered in Raleigh, North Carolina. It is the leading restaurant chain in the grill-buffet segment of the restaurant industry. Golden Corral, whose menu features steaks and a wide variety of buffet items, opened its first restaurant in 1973, and currently operates 475 restaurants in 38 states, 357 operated by franchisees and 118 that are company-owned and operated. System wide sales in the first half of 2004 (24 weeks ended June 16) were a record $621.7 million, a gain of 8.5 percent over the comparable period of 2003.

Frisch’s Restaurants, Inc. is a regional company that operates and licenses others to operate full service family-style restaurants under the name of Frisch’s Big Boy, and operates grill buffet-style restaurants under the name Golden Corral under certain licensing agreements. All restaurants currently operated by the Company are located in various regions of Ohio, Kentucky and Indiana. The Company owns the trademark “Frisch’s” and has exclusive, irrevocable ownership of the rights to the “Big Boy” trademark, trade name and service mark in the states of Kentucky and Indiana, and in most of Ohio and Tennessee.

The Company has reported a profit every year since going public in 1960, and paid cash dividends to shareholders every quarter over the same period.

Statements contained in this press release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.